UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2024

VECTOR GROUP LTD.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5759	65-0949535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Boulevard, Miami, Florida 33137

(Address of Principal Executive Offices, including Zip Code)

(305) 579-8000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.10 par value per share	VGR	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 21, 2024, Vector Group Ltd., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with JTI (US) Holding Inc., a Delaware corporation (“Parent”), and Vapor Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, and on the terms and subject to the conditions thereof, Merger Sub will commence a tender offer (the “Offer”) as promptly as practicable, but in no event later than September 9, 2024, to acquire any and all of the Company’s outstanding shares of common stock, par value $0.10 per share (the “Company Shares”), for $15.00 in cash per Company Share (the “Offer Price”), subject to any applicable withholding and without interest thereon, subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement.

Following the completion of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent, pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), without a vote of the Company stockholders (the “Merger”). At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders of any Company Shares, each Company Share that is outstanding immediately prior to the Effective Time, other than Company Shares (i) owned by Parent, Merger Sub or the Company (or held in the Company’s treasury), or by any wholly owned subsidiary of Parent, Merger Sub or the Company, in each case, immediately prior to the Effective Time, (ii) held by Company Stockholders who are entitled to demand and have properly and validly demanded their statutory rights of appraisal under the laws of the state of Delaware or (iii) irrevocably accepted for payment pursuant to the Offer, will be canceled and extinguished and automatically converted into the right to receive an amount in cash equal to the Offer Price (the “Merger Consideration”), without interest thereon and less any applicable withholding taxes.

Parent and Merger Sub’s obligation to accept for payment and purchase any Company Shares validly tendered pursuant to the Offer is subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, including, as of immediately prior to the expiration time of the Offer: (i) that there be validly tendered and not validly withdrawn in accordance with the terms of the Offer, and “received” by the “depository” for the Offer (as such terms are defined in Section 251(h) of the DGCL), a number of Company Shares that, together with the Company Shares then owned by Parent, Merger Sub and their affiliates (excluding Company Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received” by the “depository” for the Offer (as such terms are defined in Section 251(h) of the DGCL)), represents at least one Company Share more than 50% of the total number of then-outstanding Company Shares; (ii) the accuracy of the representations and warranties of the Company contained in the Merger Agreement (subject to certain materiality exceptions); (iii) the Company’s compliance with, and performance of, in all material respects its covenants and agreements contained in the Merger Agreement prior to the expiration time of the Offer; (iv)(a) the expiration or termination of any waiting period (and extensions thereof) applicable to the transactions contemplated by the Merger Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (b) the expiration or termination of any waiting period (and extensions thereof) or clearance applicable to the transactions contemplated by the Merger Agreement under the Law on Protection of Competition (Zakon o zastiti konkurencije “Official Gazette of the RS”, no. 51/2009 and 95/2013) of the Republic of Serbia; (v) the absence of any law or order issued or enacted by the any government authority of competent jurisdiction that would make illegal, prohibit or otherwise prevent the consummation of the Offer, the acquisition of Company Shares by Parent or Merger Sub, or the Merger; (vi) the absence of any pending legal proceeding under any antitrust laws brought by any applicable governmental authority of competent and applicable jurisdiction that challenges or seeks to make illegal, prohibit or otherwise prevent the consummation of the Offer, the acquisition of Company Shares by Parent or Merger Sub or the Merger; (vii) the absence of a Company Material Adverse Effect (as defined in the Merger Agreement); and (viii) other customary conditions. Consummation of the Offer is not subject to a financing condition.

In addition, the Merger Agreement provides for the following treatment of the Company’s equity awards at the Effective Time, and without any action on the part of Parent, Merger Sub, the Company or any other Person:

•

each Company stock option that is outstanding and unexercised as of immediately prior to the Effective Time, whether vested or unvested, will be automatically canceled and converted into the right to receive:

•

with respect to each Company stock option with a per share exercise price that is less than the Merger Consideration (an “In-the-Money Option”), an amount in cash, without interest, equal to the product of (i) the aggregate number of Company Shares underlying such In-the-Money Option immediately prior to the Effective Time and (ii) the excess, if any, of (a) the Merger Consideration over (b) the per share exercise price of such In-the-Money Option;

•

with respect to each Company stock option with a per share exercise price that is greater than or equal to the Merger Consideration (an “Out-of-the-Money Option”), each such Out-of-the-Money Option shall be canceled for no consideration.

•

with certain exceptions, each award of Company Shares that is subject to a transfer restriction, repurchase option or obligation, risk of forfeiture or other condition, excluding any Company Performance-Based Restricted Share Awards (as defined below) (“Company Time-Based Restricted Share Award”) that is outstanding immediately prior to the Effective Time will be automatically canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the aggregate number of Company Shares subject to such Company Time-Based Restricted Share Award immediately prior to the Effective Time and (ii) the Merger Consideration (together with any accrued and unpaid dividends corresponding to the Company Shares subject to such Company Time-Based Restricted Share Award immediately prior to the Effective Time to the extent provided under the applicable award agreement); and

•

each award of Company Shares that is subject to a performance-based transfer restriction, performance-based repurchase option or obligation, performance-based risk of forfeiture or other performance-based conditions, excluding any Company Time-Based Restricted Share Awards (a “Company Performance-Based Restricted Share Award”) that is outstanding immediately prior to the Effective Time will be automatically canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the aggregate number of Company Shares subject to such Company Performance-Based Restricted Share Award immediately prior to the Effective Time (based on the full number of Company Shares subject to such Company Performance-Based Restricted Share Award) and (ii) the Merger Consideration (together with any accrued and unpaid dividends corresponding to the Company Shares subject to such Company Performance-Based Restricted Share Award immediately prior to the Effective Time to the extent provided under the applicable award agreement).

The Merger Agreement contains customary representations, warranties and covenants, including covenants obligating the Company to continue to conduct its business in the ordinary course consistent with past practice, to cooperate in seeking regulatory approvals and not to engage in certain specified transactions or activities without Parent’s prior consent. In addition, subject to certain exceptions, the Company has agreed not to, and to cause its subsidiaries and its and their respective directors, officers and employees not to, solicit, initiate, propose or purposefully encourage or knowingly facilitate any Acquisition Proposal (as defined in the Merger Agreement) or any inquiry, proposal, offer or action that constitutes or could be expected to lead to any Acquisition Proposal, or take certain other restricted actions in connection therewith. Notwithstanding the foregoing, if the Company receives a written, bona fide Acquisition Proposal that did not result from a material breach of the non-solicitation provisions of the Merger Agreement, and the Company’s board of directors (the “Company Board”) determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal (as defined in the Merger Agreement) and that the failure to take such action would reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable law, the Company may take certain actions to participate in discussions and negotiations and furnish information with respect to such Acquisition Proposal.

The Company shall prepare and file a Solicitation/Recommendation Statement on Schedule 14D-9 and, subject to certain exceptions, the Company Board shall recommend that the stockholders accept the Offer and tender their Company Shares to Merger Sub pursuant to the Offer (the “Company Board Recommendation”) and not withdraw, amend, modify or qualify such Company Board Recommendation in a manner adverse to Parent or Merger Sub. However, subject to the satisfaction of certain terms and conditions, the Company and the Company Board, as applicable, are permitted to take certain actions which may, as more fully described in the Merger Agreement, include changing the Company Board Recommendation and entering into a definitive agreement with respect to a Superior Proposal if, among other things, the Company Board has concluded in good faith after consultation with its outside legal counsel that the failure to take such action would be inconsistent with the Company Board’s fiduciary duties under applicable law.

The Merger Agreement also contains certain customary termination rights in favor of each of the Company and Parent, including the Company’s right, subject to certain limitations, to terminate the Merger Agreement in certain circumstances to accept a Superior Proposal and Parent’s right to terminate the Merger Agreement if the Company Board changes its Company Board Recommendation. In addition, either Parent or the Company may terminate the

Merger Agreement if the Offer has not been successfully completed by August 21, 2025, which date will be automatically extended to November 19, 2025 if certain regulatory closing conditions remain the only conditions to not have been satisfied or waived as of August 21, 2025, and further extended to February 17, 2026 if certain regulatory closing conditions remain the only conditions to not have been satisfied or waived as of November 19, 2025. In connection with a termination of the Merger Agreement under specified circumstances, including due to a change in the Company Board Recommendation, the entry by the Company into a definitive agreement with respect to a Superior Proposal, or certain other triggering events, the Company may be required to pay Parent a termination fee of $82.7 million. In connection with a termination of the Merger Agreement under specified circumstances, including due to termination of the Merger Agreement after February 17, 2026, if certain regulatory closing conditions remain the only conditions to not have been satisfied or waived as of that date, Parent may be required to pay the Company a reverse termination fee of $177.2 million.

The Company Board has unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the Company and its stockholders, (b) declared it advisable for the Company to enter into the Merger Agreement and consummate the transactions contemplated thereby, (c) authorized and approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the transactions contemplated thereby upon the terms and subject to the conditions contained therein, (d) resolved that the Merger shall be governed and effected under Section 251(h) of the DGCL, and be effected without a vote of the Company’s stockholders and (e) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the Company stockholders accept the Offer and tender their Company Shares to Merger Sub pursuant to the Offer.

The foregoing description of the Merger Agreement and the transactions contemplated thereunder is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is hereby filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference. The Merger Agreement and the foregoing description thereof have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”), and are also qualified in important part by a confidential disclosure schedule delivered by the Company to Parent in connection with the Merger Agreement. Investors and stockholders are not third-party beneficiaries under the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Guarantee

Concurrently with the execution and delivery of the Merger Agreement, on August 21, 2024, the Company and JT International Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized and existing under the law of the Netherlands (the “Guarantor”) entered into a guarantee (the “Guarantee”) in favor of the Company, pursuant to which the Guarantor agreed to guarantee the performance of all obligations and agreements (including any payment obligations) of Parent and Merger Sub and to cause Parent and Merger Sub to perform all of Parent’s and Merger Sub’s obligations and agreements (including any payment obligations) under the Merger Agreement.

The Guarantee and the foregoing description thereof have been included to provide investors and stockholders with information regarding the terms of the Guarantee. They are not intended to provide any other factual information about the Company.

The foregoing description of the Guarantee and the transactions contemplated thereunder is not complete and is qualified in its entirety by reference to the Guarantee, which is filed as Exhibit 10.1 to this Report and incorporated herein by reference.

Tender and Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, on August 21, 2024, Howard M. Lorber and Lorber Alpha II Limited Partnership, a Nevada limited partnership (“Lorber Alpha II LP”), entered into a Tender and Support Agreement (the “Tender and Support Agreement”) with Parent and Merger Sub. The Tender and Support Agreement provides, among other things, that Mr. Lorber and Lorber Alpha II LP will, validly tender, or cause to be tendered, all of the Company Shares beneficially owned by each of them, respectively, as defined in Rule 13d-3 under the Securities and Exchange Act of 1934, as amended, or hereafter acquired, to Merger Sub in the Offer, upon the terms and subject to the conditions of the Tender and Support Agreement, and will vote, or cause to be voted, all such Company Shares in favor of the Merger. By entering into the Tender and Support Agreement, Mr. Lorber and Lorber Alpha II LP also agreed to other customary terms and conditions, including certain transfer restrictions and voting obligations and restrictions, in respect of the Company Shares that each of them, respectively, beneficially owns. The Tender and Support Agreement will terminate automatically upon (i) the Effective Time, (ii) the valid termination of the Merger Agreement, (iii) the mutual written consent of each of Parent and each stockholder party thereto, or (iv) any material modification to the Merger Agreement, without the prior written consent of such stockholder, that reduces the amount or changes the form of the Offer Price or Merger Consideration payable to such stockholder pursuant to the terms of the Merger Agreement as in effect on the date of the Tender and Support Agreement.

The Tender and Support Agreement and the foregoing description thereof have been included to provide investors and stockholders with information regarding the terms of the Tender and Support Agreement. They are not intended to provide any other factual information about the stockholders party thereto or the Company.

The foregoing description of the Tender and Support Agreement and the transactions contemplated thereunder is not complete and is qualified in its entirety by reference to the Tender and Support Agreement, which is filed as Exhibit 99.1 to this Report and incorporated herein by reference.

Additional Information and Where to Find it

The tender offer described in this communication has not yet commenced. This communication is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company. At the time the offer is commenced, Parent and its merger subsidiary, Merger Sub, will file a Tender Offer Statement on Schedule TO with the SEC, and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the offer. The Company stockholders and other investors are urged to read the tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement, as they may be amended from time to time, when they become available because they will contain important information that should be read carefully before any decision is made with respect to the tender offer. These materials will be sent free of charge to all stockholders of the Company In addition, all of these materials (and all other materials filed by the Company with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by the Company at www.vectorgroupltd.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, may be forward-looking statements. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “should,” “likely,” “will” and other words and terms of similar meaning. Forward-looking statements include, among other things, statements regarding the potential benefits of the proposed transaction; the prospective performance, future plans, events, expectations, performance, objectives and opportunities and the outlook for the Company’s business; filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; and any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties.

Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing of the tender offer and merger; the risk that the proposed transaction may not be completed in a timely manner or at all; uncertainties as to how many of the Company’s stockholders will tender their stock in the offer; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of this announcement or pendency of the proposed transaction on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; risks related to diverting management’s attention from the Company’s ongoing business operations; the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; other business effects, including the effects of industry, economic or political conditions outside of the Company’s control; transaction costs; and other risks and uncertainties detailed from time to time in documents filed with the SEC by the Company, including the Company’s current annual report on Form 10-K on file with the SEC, as well as the Schedule 14D-9 to be filed by the Company and the tender offer documents to be filed by Parent and Merger Sub.

The Company is providing the information in this filing as of this date and assumes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as required by law.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Transaction Bonus Letter Agreements with J. Bryant Kirkland III, Marc N. Bell and Ronald J. Bernstein

On August 21, 2024, the Company entered into a transaction bonus letter agreement (the “Transaction Bonus Letter Agreement”) with each of (i) J. Bryant Kirkland III, Senior Vice President, Chief Financial Officer and Treasurer of the Company, (ii) Marc N. Bell, Senior Vice President, General Counsel and Secretary of the Company and (iii) Ronald J. Bernstein, Non-Executive Chairman of the Board of Managers of Liggett Vector Brands LLC and Senior Advisor to the Company and Liggett Vector Brands LLC, in recognition of their extraordinary efforts in connection with the Merger and to incentivize such individuals to continuously assist the Company through the successful consummation of the merger.

Pursuant to the Transaction Bonus Letter Agreements, each of Messrs. Kirkland and Bell will be entitled to a transaction bonus opportunity equal to $1,000,000 and Mr. Bernstein will be entitled to a transaction bonus opportunity equal to $4,000,000, with 100% of such amount vesting on the Effective Time, subject to the applicable individual’s continuous service through the Effective Time, and payable in cash no later than the second regularly scheduled payroll date following the Effective Time.

The foregoing description of the Transaction Bonus Letter Agreement is not complete and is qualified in its entirety by reference to the complete text of the form of Transaction Bonus Letter Agreement, a copy of which is attached as Exhibit 10.2 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 21, 2024, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is hereby furnished as Exhibit 99.2 to this Report.

On August 20, 2024, the Company announced that the Company Board declared a regular quarterly cash dividend on its common stock of $0.20 per share, which will be payable on September 12, 2024, to holders of record as of August 30, 2024. Subject to approval of the Company Board, the Company expects to continue to pay, and the Merger Agreement described in this Current Report on Form 8-K permits the Company to pay, a regular quarterly cash dividend on its common stock consistent with past practice during the term of the Merger Agreement.

The information contained in this Item 7.01 and in Exhibit 99.2 of this Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 21, 2024, by and among JTI (US) Holding Inc., Vapor Merger Sub Inc., and Vapor Group Ltd..*

10.1	Guarantee, dated as of August 21, 2024, by and between Vector Group Ltd. and JT International Holding B.V.

10.2	Form of Transaction Bonus Letter Agreement.

99.1	Tender and Support Agreement, dated as of August 21, 2024, by and among JTI (US) Holding Inc., Vapor Merger Sub Inc., Howard M. Lorber and Lorber Alpha II Limited Partnership.

99.2	Press release dated August 21, 2024.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

*

Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VECTOR GROUP LTD.

	By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III Senior Vice President, Treasurer and Chief Financial Officer

Date: August 21, 2024